Attachment A
EXPLANATION TO RESPONSES:
Reporting Person        Issuer Name and Ticker Symbol        Statement for MM/DD/YY
Credit Suisse First Boston, on behalf of the Credit Suisse First Boston business unit (1)Eleven Madison AvenueNew York, New York 10010        Xcyte Therapies, Inc. (XCYT)        3/10/04

(1)         In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse First Boston (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person").  The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management").  The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds.  Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide.
The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation.  The address of CSFBI's principal business and office is Eleven Madison Avenue, New York, New York 10010.  The ultimate parent company of the Bank and CSFBI, and the direct owner of the remainder of the voting stock of CSFBI, is Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland.  CSFBI owns all of the voting stock of Credit Suisse First Boston (USA), Inc. ("CSFB-USA"), a Delaware corporation and holding company.  Credit Suisse First Boston LLC ("CSFB LLC"), a Delaware limited liability company, is a registered broker-dealer and the successor company of Credit Suisse First Boston Corporation ("CSFBC"). CSFB-USA is the sole member of CSFB LLC.
CSG is a global financial services company with two distinct business units.  In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse Financial Services business unit.
CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person.  CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management and the Credit Suisse

Reporting Person        Issuer Name and Ticker Symbol        Statement for MM/DD/YY
Credit Suisse First Boston, on behalf of the Credit Suisse First Boston business unit (1)Eleven Madison AvenueNew York, New York 10010        Xcyte Therapies, Inc. (XCYT)        3/10/04

Financial Services business unit) may beneficially own shares of the securities of the issuer to which this Form relates (the "Shares") and such Shares are not reported in this statement.  CSG expressly disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person.  The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, Asset Management and the Credit Suisse Financial Services business unit.
Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), DLJ First ESC, L.P. ("ESC") and Sprout Plan Investors, L.P. ("Plan Investors") are Delaware limited partnerships.  DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company.  DLJCC is also the general partner of Sprout CEO and the managing general partner of Sprout VII and, as such, is responsible for their day-to-day management.  DLJCC makes all of the investment decisions on behalf of Sprout VII and Sprout CEO.  DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VII.  DLJ Capital Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VII.  DLJ LBO Plans Management Corporation ("DLJLBO"), a Delaware corporation, is the general partner of ESC and, as such, is responsible for its day-to-day management.  DLJLBO makes all of the investment decisions on behalf of ESC.  DLJ LBO Plans Management Corporation II ("DLJLBOII"), a Delaware corporation, is the general partner of Plan Investors and, as such, is responsible for its day-to-day management.  DLJLBOII makes all of the investment decisions on behalf of Plan Investors.  DLJLBO and DLJLBOII are  wholly-owned subsidiaries of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA.
(2)         Includes 213 shares of Common Stock, upon conversion of convertible promissory notes held of record by DLJ Capital Corporation, 1,066 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Plan Investors, L.P., 9,278 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout Capital VII, L.P. and 107 shares of Common Stock, upon conversion of convertible promissory notes held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

Reporting Person        Issuer Name and Ticker Symbol        Statement for MM/DD/YY
Credit Suisse First Boston, on behalf of the Credit Suisse First Boston business unit (1)Eleven Madison AvenueNew York, New York 10010        Xcyte Therapies, Inc. (XCYT)        3/10/04
(3)         Includes 9,569 shares of Series A Convertible Preferred Stock held of record by DLJ Capital Corporation., 47,846 shares of Series A Convertible Preferred Stock held of record by DLJ First ESC., L.P., 416,217 shares of Series A Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 4,834 shares of Series A Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(4)         Includes 1,983 shares of Series B Convertible Preferred Stock held of record by DLJ Capital Corporation., 9,917 shares of Series B Convertible Preferred Stock held of record by DLJ First ESC., L.P., 86,270 shares of Series B Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 1,002 shares of Series B Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(5)         Includes 4,156 shares of Series C Convertible Preferred Stock held of record by DLJ Capital Corporation., 20,780 shares of Series C Convertible Preferred Stock held of record by DLJ First ESC., L.P., 180,770 shares of Series C Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 2,099 shares of Series C Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(6)         Includes 1,177 shares of Series D Convertible Preferred Stock held of record by DLJ Capital Corporation., 5,886 shares of Series D Convertible Preferred Stock held of record by DLJ First ESC., L.P., 51,204 shares of Series D Convertible Preferred Stock held of record by Sprout Capital VII, L.P., and 594 shares of Series D Preferred Convertible Stock held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(7)         Includes 1,308 shares of Series E Convertible Preferred Stock held of record by DLJ Capital Corporation., 6,540 shares of Series E Convertible Preferred Stock held of record by DLJ First ESC., L.P., and 56,893 shares of Series E Convertible Preferred Stock held of record by Sprout Capital VII, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.

Reporting Person        Issuer Name and Ticker Symbol        Statement for MM/DD/YY
Credit Suisse First Boston, on behalf of the Credit Suisse First Boston business unit (1)Eleven Madison AvenueNew York, New York 10010        Xcyte Therapies, Inc. (XCYT)        3/10/04
(8)         Includes 660 shares of Series F Convertible Preferred Stock held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(9)        Includes 843 shares of Common Stock issuable upon exercise of warrants held of record by DLJ Capital Corporation, 4,219 shares of Common Stock issuable upon exercise of warrants held of record by DLJ First ESC, L.P., 36,709 shares of Common Stock issuable upon exercise of warrants held of record by Sprout Capital VII, L.P. and 425 shares of Common Stock issuable upon the exercise of warrants held of record by Sprout CEO Fund, L.P.  Each entity other than the entity that directly holds the shares referenced in the preceding sentences of this footnote disclaims beneficial ownership of such shares except to the extent of its pecuniary interest therein.
(10)        These convertible promissory notes will be converted into common stock upon the completion of the initial public offering ("IPO").
(11)        Immediately following the closing of the IPO of the Issuer's common stock, all outstanding shares of preferred stock will be converted into common stock of the Issuer.
(12)        This warrant will be exercised upon the closing of the IPO through a net exercise feature at the IPO price.
(13)        The warrant expires upon the closing of the IPO.